Exhibit 11.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form-1A of B2Digital Incorporated of our report dated August 19, 2020, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of B2Digital Incorporated for the year ended March 31, 2020.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc.

Assurance Dimensions

Margate, FL

November 10, 2020